LEGG MASON AMERICAN LEADING COMPANIES TRUST
                   -------------------------------------------
                                 PRIMARY SHARES
                                 --------------

March 31, 1997 - March 31, 1998 (One Year)
-------------------------------
 Cumulative Total Return:
 -----------------------

   ERV  = (17.78 x 1.1867279) - (14.74 x 1.0589079) x 1000 + 1000 = 1351.84
          -----------------------------------------
                     (14.74 x 1.0589079)

   P    = 1000

   C    =  1351.84  -  1  = 0.351846  = 35.18%
           -------                      -----
            1000

Average Annual Return:     Same
---------------------

September 1, 1993 - March 31, 1998 (life of fund)
----------------------------------
 Cumulative Total Return:
 -----------------------

   ERV  = (17.78  X  1.1867279)  -  (10.00 x 1.0)  x  1000 + 1000 = 2110.00
          ---------------------------------------
                      (10.00 x 1.0)

   P    = 1000

   C    = 2110.00   -  1  = 1.11000  = 111.00%
          -------                      ------
           1000

Average Annual Return:
---------------------

                   1
                ----
   (1.11000 + 1)4.58082   -  1 = 17.69%
                                 -----

                   LEGG MASON AMERICAN LEADING COMPANIES TRUST
                   -------------------------------------------
                   NAVIGATOR AMERICAN LEADING COMPANIES TRUST
                   ------------------------------------------

March 31, 1997 - March 31, 1998 (One Year)
-------------------------------
 Cumulative Total Return:
 -----------------------

   ERV  = (17.95 x 0.8768797) - (14.71 x  0.7828797) x 1000 + 1000 = 1366.77
          ------------------------------------------
                     (14.71 x 0.7828797)

   P    = 1000

   C    =  1366.77  -  1  = 0.366774  = 36.68%
           -------                      -----
            1000

Average Annual Return:     Same
---------------------

October 4, 1996 - March 31, 1998 (life of class)
--------------------------------
 Cumulative Total Return:
 ------------------------

   ERV  = (17.95  X 0.8768797)  -  (13.30 x 0.7518797)  x  1000 + 1000 = 1574.00
          --------------------------------------------
                      (13.30 x 0.7518797)

   P    = 1000

   C    = 1574.00  -  1  = 0.5740  = 57.40%
          -------                    -----
           1000

Average Annual Return:

                    1
                 ----
    (0.05740 + 1)1.4904109   -  1 = 35.50%
                                    -----

                            LEGG MASON BALANCED TRUST
                            -------------------------

March 31, 1997 - March 31, 1998 (One Year)
-------------------------------
 Cumulative Total Return:
 -----------------------

   ERV  = (12.62 x 1.0331194) - (10.16 x 1.0041426) x 1000 + 1000 = 1277.97
          -----------------------------------------
                     (10.16 x 1.0041426)

   P    = 1000

   C    =  1277.97  -  1  = 0.277970  = 27.80%
           -------                      -----
            1000

Average Annual Return:     Same
---------------------

October 1, 1996 - March 31, 1998 (life of fund)

 Cumulative Total Return:

   ERV  = (12.62  X  1.0331194)  -  (10.00 x 1.0)  x  1000 + 1000 = 1303.79
          ---------------------------------------
                       (10.00 x 1.0)

   P    = 1000

   C    = 1303.79   -  1  = 0.303796  = 30.38%
          -------                       -----
           1000


Average Annual Return:

                    1
                  ---
    (0.303796 + 1)1.498630   -  1 = 19.36%
                                    -----